Exhibit 5.1

ANTHONY L.G., PLLC

LAURA ANTHONY, ESQ.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

WWW.ANTHONYPLLC.COM WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

March 5, 2021

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re:	fuboTV Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by fuboTV Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission (“Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of 34,399 shares (“Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) that are subject to currently outstanding options under the Vigtory, Inc. 2020 Equity Compensation Plan, as amended (“Vigtory Plan”), which was assumed by the Company upon the acquisition of Vigtory, Inc. (formerly known as LineLibrary Inc.) on February 26, 2021. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, as amended to date, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-

514-0832

fuboTV Inc.

March 5, 2021

In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, (iv) the authenticity of the originals of any such documents, (v) the legal competence of all signatories to such documents, (vi) that the proceedings to be taken by the Company in connection with the authorization, issuance and sale of the Shares in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law, (vii) the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Vigtory Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws, and (viii) that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Vigtory Plan and pursuant to the agreements that accompany the Vigtory Plan, will be validly issued, fully paid, and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-

514-0832